Exhibit 10.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

COLLAGENEX PHARMACEUTICALS, INC.

STOCK OPTION AGREEMENT

CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants to Andrew Powell (the “Optionee”) an Option (the “Option”) to purchase a total of 70,000 shares of the Company’s Common Stock (the “Shares”), at the price set forth herein.

1. Nature of the Option. The Option is a Nonstatutory Stock Option and is not intended to qualify for any special tax benefits to the Optionee.

2. Exercise Price. The exercise price is $6.70 for each share of Common Stock, which price is not less than the fair market value per share of the Company’s Common Stock on the date of grant as determined by the Company’s Board of Directors.

“Fair Market Value” means, as of any date, the value of the Company’s Common Stock determined as follows:

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange for the last market trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Company’s Board of Directors deems reliable; or

If the Common Stock is quoted on Nasdaq (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock; or

In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Company’s Board of Directors.

3. Exercise of Option. The Option shall be exercisable during its term in accordance with the following:

(i) Right to Exercise

(a) Subject to subsections 3(i)(b), (c) and (d) below, all of the Shares subject to the Option shall become exercisable based upon the following schedule until all of such Shares are exercisable:

Months from Vesting Date	Percentage Exercisable
12	20%
24	20%
36	20%
48	20%
60	20%

(b) The Option may not be exercised for a fraction of a Share.

(c) In the event of Optionee’s death, disability or termination as an Employee or Consultant, the exercisability of the Option is governed by Sections 7, 8, 9 and 10 below, subject to the limitations contained in subsections 3(i)(d) hereof.

(d) In no event may the Option be exercised after the date of expiration of the term of the Option as set forth in Section 12 below.

(ii) Method of Exercise. The Option shall be exercisable by written notice in the form attached as Exhibit A, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company or such other agent designated in writing by the Company. The written notice shall be accompanied by payment of the exercise price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of stock underlying the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.

No shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

4. Investment Representations; Restrictions on Transfer.

(i) By receipt of the Option, by its execution and by its exercise in whole or in part, Optionee represents to the Company the following:

(a) Optionee understands that the Option and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws.

(b) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(c) Optionee acknowledges and understands that the securities constitute “restricted securities” under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

(d) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as such term is defined under the

Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph 4(i)(d), the Optionee acknowledges and agrees to the restrictions set forth in paragraph 4(ii) below.

In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not earlier than the time period prescribed by Rule 144 after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (3) in the case of an affiliate, or of a non-affiliate who has held the securities less than the time period prescribed by Rule 144, the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as such term is defined under the Exchange Act) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(ii) Optionee agrees, in connection with an underwritten public offering of the Company’s securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the underwriters managing such underwritten public offering of the Company’s securities for a period of one hundred eighty (180) days from the effective date of such registration (the “Lock Up Period”), and (2) further agrees to execute any agreement reflecting clause (1) above, or extending the Lock Up Period, as may be requested by the underwriters at the time of the public offering.

5. Method of Payment. Payment of the purchase price for the Shares shall be made by cash or check.

6. Restrictions on Exercise. The Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of the option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

7. Termination of Status as an Employee or Consultant. Except as set forth below, in the event of termination of Optionee’s status as an Employee or Consultant of the Company, Optionee may, but only within ninety (90) days after the date of such termination (but in no event later than the date of expiration of the term of the Option as set forth in Section 12 below), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate.

8. Disability of Optionee. Notwithstanding the provisions of Section 7 above, in the event of termination of Optionee’s status as an Employee or Consultant of the Company as a result of Optionee’s permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), Optionee may, but only within twelve (12) months from the date of termination of Optionee’s employment or consulting relationship with the Company (but in no event later than the date of expiration of the term of the Option as set forth in Section 12 below), exercise the Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise the Option (which Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

9. Death of Optionee. In the event of the death of Optionee:

(i) during the term of the Option while an Employee or Consultant of the Company and having been an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of the Option as set forth in Section 12 below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death; or

(ii) in the event of Optionee’s death within thirty (30) days after the termination of Optionee’s status as an Employee or Consultant pursuant to Section 7 above, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of the Option as set forth in Section 12 below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

10. Termination for Cause. Notwithstanding the provisions of Section 7 above, in the event of “Termination for Cause” of Optionee’s status as an Employee or Consultant with the Company (as the case may be), the Option, whether vested or unvested, shall terminate as of the effective date of Optionee’s dismissal from the Company. In addition to the immediate forfeiture of the Option upon termination for cause, Optionee shall automatically forfeit all shares underlying any exercised portion of the Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the exercise price paid by the Optionee for such Shares.

“Termination for Cause” shall include, but not be limited to, a finding by the Company’s Board of Directors of the Optionee’s: (i) performance of duties in an incompetent manner; (ii) commission of any act of fraud, insubordination, misappropriation or personal dishonesty relating to or involving the Company in any material way; (iii) gross negligence; (iv) violation of any express direction of the Company or any material violation of any rule, regulation, policy or plan established by the Company from time to time regarding the conduct of its employees or its business, if such violation is not remedied by the Optionee within 30 days of receiving notice of such violation from the Company; (v) violation of any obligation of Optionee’s status as an Employee or Consultant with the Company that is demonstrably willful and deliberate on the Optionee’s part and is not remedied by the Optionee within 30 days after receiving notice of such violation from the Company; (vi) disclosure or use of confidential information of the Company, other than as required in the performance of the Optionee’s duties; (vii) actions that are clearly contrary to the best interest of the Company; (viii) conviction of a crime constituting a felony or any other crime involving moral turpitude, or no conviction, but the substantial weight of credible evidence indicates that the Optionee has committed such a crime; or (ix) the Optionee’s use of alcohol or any unlawful controlled substance to an extent that it interferes with the performance of the Optionee’s duties.

11. Non-Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

12. Term of Option. Notwithstanding anything herein to the contrary, the Option may not be exercised more than ten (10) years from the date of grant of the Option, and may be exercised during such term only in accordance with the terms of the Option.

13. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by the Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Company’s Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

In the event of the proposed dissolution or liquidation of the Company, the Company’s Board of Directors shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets (hereinafter, a “merger”), the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board of Directors shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option, including Shares as to which the Option would not otherwise be exercisable. If the Company’s Board of Directors makes the Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board of Directors shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the Option or right confers the right to purchase, for each Share of stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Company’s Board of Directors may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14. Withholding Tax Obligations. The Option shall be subject to any applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to require the Optionee to pay to the Company such amount to be withheld prior to the issuance or delivery of any Shares in connection with the exercise of the Option.

Should the Optionee incur tax liability in connection with the Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may, at the discretion of the Company’s Board of Directors, satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

All elections by the Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Company’s Board of Directors and shall be subject to the following restrictions:

(i) the election must be made on or prior to the applicable Tax Date;

(ii) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

(iii) all elections shall be subject to the consent or disapproval of the Company’s Board of Directors; and

(iv) if the Optionee is subject to Rule 16b-3 under the Exchange Act, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act.

15. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of the Option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. Optionee hereby agrees to notify the Company in writing within thirty (30) days after the date of any such disposition. Upon a resale of such Shares by the Optionee, any difference between the sale price and the fair market value of the Shares on the date of exercise of the option will be treated as capital gain or loss.

16. Tax Consequences. The Optionee understands that any of the foregoing references to taxation are based on federal income tax laws and regulations now in effect. The Optionee has reviewed with the Optionee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that the Optionee (and not the Company) shall be responsible for the Optionee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

17. Entire Agreement. This Agreement constitutes the entire understanding and contract between the parties and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings, and agreements between the parties relating to option grants prior to the date hereof. The parties acknowledge and agree that neither of the parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein.

DATE OF GRANT:

9/23/04

VESTING DATE:	COLLAGENEX PHARMACEUTICALS, INC.

9/23/04	By:	/s/ Nancy C. Broadbent
	Name:	Nancy C. Broadbent
	Title:	Chief Financial Officer

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THE OPTION, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee has had an opportunity to obtain the advice of counsel prior to executing the Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under the Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:             10/24/04

/s/ Andrew Powell
(Signature)

Name: Andrew Powell

Residence Address:

Social Security No.

EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTION

TO:

FROM:

DATE:

RE:	Exercise of Stock Option

I hereby exercise my option to purchase                      shares of Common Stock at $             per share (total exercise price of $            ), effective today’s date. This notice is given in accordance with the terms of my Stock Option Agreement dated                     , 20    . The option price and vested amount is in accordance with Sections 2 and 3 of the Stock Option Agreement.

Attached is a check payable to CollaGenex Pharmaceuticals, Inc. for the total exercise price of the shares being purchased. The undersigned confirms the representations made in Section 4 of the Stock Option Agreement.

Please prepare the stock certificate in the following name(s):

If the stock is to be registered in a name other than your name, please so advise the Company. The Stock Option Agreement requires the Company’s approval for registration in a name other than your name and requires certain agreements from any joint owner.

Sincerely,

(Signature)

(Print or Type Name)

Letter and consideration
received on , 20 .

By: